Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	Stanley Furniture Company, Inc.
August 25, 2009	Investor Contact:	Albert L. Prillaman 276.627.2150
	Media Contact:	Karen McNeill 336.884.8700
STANLEY FURNITURE ANNOUNCES ELECTION OF
GLENN PRILLAMAN AS PRESIDENT AND CHIEF OPERATING OFFICER
STANLEYTOWN, VA., August 25, 2009/Business Wire/ — Stanley Furniture Company, Inc. (Nasdaq-NGS:STLY) announced today that its Board of Directors has elected Glenn Prillaman as President and Chief Operating Officer. Glenn Prillaman most recently served as Executive Vice President — Marketing and Sales and as one of the three members of the Office of the President since September 2008.
In addition to overseeing marketing and sales, Douglas I. Payne, Executive Vice President — Finance and Administration and Stephen A. Bullock, Executive Vice President — Operations will report to Glenn. He began his career with Stanley Furniture in 1993 as a sales representative after working as a manufacturing trainee. Glenn has since held various management positions in product development, marketing and sales for the past ten years. Glenn is the son of Albert L. Prillaman, Chairman and Chief Executive Officer of the Company.
“In this period of unprecedented challenges for our industry, I will focus my energies as Chairman and Chief Executive Officer on strategic issues while Glenn will be responsible for all operational aspects of the business,” said Albert L. Prillaman.
“Glenn has been a driving force in developing the company’s Young America product line into the industry leader in infant-to-teen furniture. He has also led the company’s adult product line efforts towards differentiation through brand licensing and semi-custom finish offerings,” said Michael P. Haley, Chairman of the Corporate Governance and Nominating Committee of the Board of Directors. “Glenn’s knowledge, experience and understanding of all aspects of our business coupled with his vision will help to prepare the company for continued future success,” concluded Mr. Haley.
In commenting on his election, Glenn Prillaman stated, “I look forward to addressing the challenges we and the industry face. We continue to like our position in the marketplace as an American manufacturer of better goods and remain confident in our longer term growth prospects through a combination of gaining market share and an eventual recovery of the industry in general.”

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Its common stock is traded on the Nasdaq stock market under the symbol STLY.
Forward Looking Statements:
Certain statements made in this report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include the cyclical nature of the furniture industry, business failures or loss of large customers, competition in the furniture industry including competition from lower-cost foreign manufacturers, disruptions in offshore sourcing including those arising from supply or distribution disruptions or those arising from changes in political, economic and social conditions, as well as laws and regulations, in China or other countries from which we source products, international trade policies of the United States and countries from which we source products, manufacturing realignment, the inability to obtain sufficient quantities of quality raw materials in a timely manner, the inability to raise prices in response to inflation and increasing costs, failure to anticipate or respond to changes in consumer tastes and fashions in a timely manner, environmental, health, and safety compliance costs, and extended business interruption at manufacturing facilities. Any forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
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